Amendment No. 1 to Building E Lease

AMENDMENT NO. 1 TO LEASE
This AMENDMENT NO. 1 TO LEASE (“Amendment”) is dated as of this 16th day of September, 2016 (the “Amendment Date”), by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”) and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into that certain Lease dated as of May 28, 2015 (the “Lease”) for premises (as more particularly described in the Lease, the “Leased Premises”) estimated to contain approximately 290,000 rentable square feet of floor area (+/- 5,000 rentable square feet), consisting of the entirety of one (1) building located in the City of Santa Clara, County of Santa Clara, State of California and defined in such Lease as “Building E” and all as more particularly described in the Lease; and
B.    Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.
2.Base Monthly Rent. The amount of Base Monthly Rent payable under the Lease (and under the Lump Sum Payment Amendment attached as Exhibit F to the Lease) is hereby amended as set forth in this Paragraph 2. The Base Monthly Rent schedule set forth in Article 1 of the Lease (and in the Lump Sum Payment Amendment) is calculated based upon the Leased Premises containing 290,000 rentable square feet of space, which is subject to measurement as described in the “Leased Premises” definition set forth in Article 1 and adjustment. Upon final determination of the Base Monthly Rent after such measurement and adjustment, the amount of each Base Monthly Rent payment due pursuant to Article 1 of the Lease (and the Lump Sum Payment Amendment) shall be further adjusted by adding $19,649.75 to each such payment except those payments which would otherwise be zero ($0).
3.Measurement of the Leased Premises.
(a)    The second sentence of the definition of “Leased Premises” set forth in Article 1 of the Lease is hereby amended by deleting the following clause at the beginning thereof: “Within thirty (30) days after the Lease Commencement Date”.
(b)    The first sentence of Paragraph 2.1(b) of the Lease is hereby amended in its entirety to read as follows: “The rentable square footage of the Leased Premises shall be re-measured utilizing the BOMA Method at any time after the exterior walls of the Building have been installed, upon not less than five (5) business days’ prior written notice from Landlord to Tenant.”
(c)    For purposes of clarification, the BOMA Method will measure the Gross Building Area, and references in the Lease to “rentable square footage” resulting from the re-measurement

Amendment No. 1 to Building E Lease

of the Leased Premises pursuant to Paragraph 2.1(b) of the Lease shall be deemed to refer to such Gross Building Area.
4.Landlord’s Work. The Work Letter is hereby amended by deleting Exhibit A-1 attached thereto and replacing it with Exhibit A-1 attached to this Amendment. In addition, the Final Base Building Plans as defined in Paragraph 1 of the Work Letter are listed on Schedule 1 attached to this Amendment. Schedule 1 also contains certain plans for elements of Landlord’s Work which do not require City approval.  In the event of a conflict between Exhibit A-1 attached to this Amendment (on the one hand) and Schedule 1 (on the other), Schedule 1 shall control; provided, however, that the allocations of responsibility between Landlord and Tenant for construction of various items listed on Exhibit A-1 shall control over Schedule 1 in the event of a conflict relating thereto.
5.Delivery Date.
(a)    Paragraph 2.3 and Paragraphs 2.4(a) and (b) of the Lease are hereby amended to delete the date of “November 1, 2016” therein and replace it with “December 1, 2016.”
(b)    In no event shall the Delivery Date pursuant to the Lease occur prior to December 1, 2016.
(c)    Notwithstanding any other provision of this Amendment or the Lease (including the exhibits and attachments thereto), any item identified on Exhibit A-1 or Schedule 1 attached to this Amendment as being part of the Tenant Improvements (the “Tenant Improvement Items”) shall not be included within Landlord’s Work for any reason, including for purposes of Landlord’s obligations to deliver Building in the Required Delivery Condition or the Leased Premises Substantially Complete. Without limiting the foregoing or the applicability of Tenant Delay, if Landlord is unable to satisfy any requirement set forth in any of clauses (i) through (iii) of Paragraph 2.4(a) or clauses (i) through (vii) of Paragraph 2.4(c) of the Lease at a point in time (the “Relevant Time”) due solely to the failure of any Tenant Improvement Items to then be completed, Landlord shall be excused from having to satisfy such requirement, to the extent prevented from doing so by such failure, until the applicable Tenant Improvement Item has been completed, and for purposes of determining the date on which the Building was delivered in the Required Delivery Condition or the Leased Premises were delivered Substantially Complete, such date shall be deemed to have occurred at the Relevant Time.
6.Lease Commencement Date. Tenant hereby exercises its right pursuant to Paragraph 2.3 of the Lease to extend the Lease Commencement Date for an additional sixty (60) days. Accordingly, Landlord and Tenant agree that the reference to “six (6) months” in Paragraph 2.3 of the Lease is hereby deleted and replaced with “eight (8) months”. Tenant acknowledges that Tenant has no further right to extend the Lease Commencement Date pursuant to the last sentence of Paragraph 2.3 of the Lease.
7.Condition Precedent To Lease Amendment. Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the date hereof, of the Lender’s Consent, as hereinafter defined. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Amendment, in form reasonably satisfactory to Landlord, executed by the holder of the promissory note secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.

Amendment No. 1 to Building E Lease

8.Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.
9.Miscellaneous.
9.1    Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.
9.2    Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.
9.3    Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.
9.4    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Amendment No. 1 to Building E Lease

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT:

PALO ALTO NETWORKS, INC. , a Delaware corporation

By:  /s/ Mark D. McLaughlin
Printed Name: Mark D. McLaughlin
Title: Chief Executive Officer

By: /s/ Steffan Tomlinson
Printed Name: Steffan Tomlinson
Title: Chief Financial Officer

LANDLORD: SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company

By: Santa Clara Phase III REIT LLC,
             a Delaware limited liability company,
             its Sole Member

             By: Santa Clara Campus Partners LLC,
                         a Delaware limited liability company,
                         its Manager

                         By: Menlo Equities Development Company IX
                                     LLC,
                                      a California limited liability company,
                                      its Manager

                                      By: Menlo Equities V LLC,
                                                  a California limited liability company,
                                                  its Manager

                                                  By: Menlo Legacy Holdings,
                                                               L.P., a California limited
                                                               partnership,
                                                               its Managing Member

                                                         By: /s/ Henry D. Bullock
                                                                     Henry D. Bullock, President

SCHEDULE 1
LIST OF PLANS

FINAL BASE BUILDING PLANS
BUILDING E/PAN 1 - 3000 TANNERY WAY
Issuance	Issuance Description	Date
-	Issue for Construction	3/22/16
Delta #7	Revisions #4	5/25/16
-	Master Sign Program - Planning Submittal	7/12/16
P1 GARAGE - 2910 TANNERY WAY
Issuance	Issuance Description	Date
-	Construction Set	2/5/16
Delta #2	EV Updates	6/20/16

EXHIBIT A-1 TO WORK LETTER
The Campus@3333 Scott
Landlord's Warm Shell
8-Story Base Building & Core
(Restrooms, Stairwells, HVAC, Elevators, Electrical/MPOE)

GENERAL DESCRIPTION: Landlord's shell and core will comply with all codes and regulations, including fire, building, Title 24 and ADA. Building will be LEED Silver. The Approved Plans include the following:

•	The building is a steel frame structure with glass, metal and thin-shell concrete window wall system.

•	Interior brace frames with exterior moment frames.

•	Glass/metal frame entry doors.

•	Roof screen is included.

•	15’ floor-to-floor clearance on ground floor and 14’ on upper floors to allow for an 11’+/- ceiling height on the ground floor and a 10’ +/- finished ceiling on the upper floors.

•	Three stairs. Center stair to be open between floors 1-4 and floors 5-8.

•	15mil Stego vapor barrier installed under building slabs.

•	Ground floor and upper floor elevator lobbies to be completed by Tenant as part of TIs.

CONCRETE FLOORS

•	Floor flatness/levelness consistent with ASTM E1155/E 1155M.

•
The floors will be designed for structural loading capability that can accommodate the placement of furnishings, fixtures and equipment that is consistent with the needs of a typical office tenant (live load of 100psf).

EXTERIOR GLASS

•	Exterior glass Title 24 compliant, insulated, free from scratches, nicks, cracks, marring and the intrusion of weather.

ELEVATORS

•	One 4,000lb and four 3,500lb capacity Mitsubishi Electric traction passenger elevator with a rated speed of 350fpm provided.

•	Center opening doors with 9’-3” cab finished ceiling height.

•	Finished interior cabs, except floors, which will be finished by Tenant to match Tenant’s ground floor lobby.

•	All elevator cars, lobby call lanterns and call buttons in compliance with all codes and regulations.

•	No freight elevator provided.

•	Two-stop dumbwaiter.

•	No elevator cars security card readers; part of TIs.

PERIMETER CONDITIONS AND BUILDING CORE (Landlord installed restrooms, elevators, stairwells and electrical rooms)

•
Lights, finished walls, ceiling and floor tile provided in restrooms and exit corridors only; lights and unfinished walls in electrical rooms. Toilet exhaust at restrooms included. IT closets are part of TI construction except ground floor MPOE room.

•
Code required exit stairwells with painted walls, finished ceilings, handrails, lights and noise reducing epoxy sealed floors stairs and landings The center stairwell is open with exposed steel and cable railings; additional finishes installed by Tenant with TIs.

•	Exposed window wall system. Completed window assembly with painted metal frames.

•
Exterior building envelope insulation as per Title 24, roof insulation and firesafing are included. No drywall is included except in the core areas. Core walls are framed, drywalled and fire taped finish.

•
Code compliant paint grade finished wood and metal doors, complete with frame, trim and hardware, installed at all stairwells, toilet rooms and service areas. Finish mutually agreed to by Tenant and Landlord.

•	Intumescent paint in lieu of fireproofing on steel beams/columns and center open stairwell, mutually agreed to by Landlord and Tenant.

PERIMETER WINDOW COVERINGS

Tenant shall install window blinds and/or shades as part of TIs, subject to Landlord approval.

TOILET ROOMS

•
Women's and men's toilet rooms designed and constructed in compliance with current code requirements, laws and recommendations for size and quantity, including the Americans with Disabilities Act/Title 24, except that (1) Landlord will provide two additional toilet stalls and one additional sink per restroom and (2) the 2nd floor restrooms shall be designed and installed by Tenant. The design and finish, mutually approved by Landlord and Tenant, include the following:

o	Water (hot and cold) shall be provided for all toilet rooms.

o	Lavatory counters shall have high quality solid surface tops with recessed lavatories.

o	All faucets shall have auto-sensors.

o	Code required wet walls shall be finished with full height ceramic tile.

o	Includes floor drains.

o	The ceilings shall be painted with semi-gloss paint.

o	Toilet partitions shall be floor mounted; baked enamel or P-lam.

o	Urinal partitions shall be wall mounted.

o	Low flow toilets and urinals shall be wall mounted in all restrooms.

o	Code compliant lighting only.

•	All fixtures are porcelain and ADA compliant.

•	Accessories include:

o	Recessed seat cover dispenser

o	Recessed paper towel dispenser/waste receptacles

o	Recessed feminine napkin vendor

o	Recessed mounted roll toilet tissue dispensers

o	Handicap grab bar as required by code

o	Lavatory soap dispensers

WASTE WATER AND VENT SYSTEM (PLUMBING)

•
One cold water line, two hot water lines, a sanitary waste and vent on every floor for Tenant's use, size to be mutually determined. All plumbing required for TIs, including any break areas, to be installed by Tenant as part of TIs.

•	An ADA accessible drinking water refrigerated fountain installed on each floor. Domestic water booster pump, if required.

•	Underslab plumbing to support TIs, mutually agreed by Landlord and Tenant.

•	Underground grease interceptor (1,000gal).

HVAC SYSTEM

•	Built-up HVAC system: 760 tons of cooling with two rooftop chillers and two cooling towers, suitable for standard office use.

•	Supply and exhaust ductwork and air outlets for warm shell “core” areas installed by Landlord.

•	Rooftop boilers and hot water line vertically distributed and valved to each floor included.

•	Stairwell pressurization fans with vertical distribution as required to meet code.

•	Fire/smoke control system inclusive of smoke removal fans, damper and overriding controls at fire control room.

•	Tenant to install all additional exhaust and HVAC systems related to TIs, including connecting to the base building energy management system.

SUPPLEMENTAL and 24 hour HVAC

•	Supplied by Tenant in TI construction. Landlord to provide a rooftop equipment pad within Landlord’s roof screen area for Tenant’s supplemental HVAC units or other equipment.

ELECTRICAL AND POWER SYSTEM

•	12KV primary service with 3,000amps for typical office use.

•	Normal power distribution system with vertical bus duct riser feeding lighting and power bus circuit breakers at each floor and rooftop HVAC.

•	Emergency distribution system consisting of standby generator, distribution board at ground floor with life safety and legally required automatic transfer switches, distribution boards and feeders.

•	Step-down transformers in electrical rooms on all upper floors provided.

•	Landlord to provide switchgear and panels in the main electrical room sufficient to distribute power to accommodate the core, landscape lighting, HVAC, elevators and fire alarm.

•	Power and lighting per 2013 Title 24 Requirements

•	Receptacles provided in the Landlord installed restrooms and exit corridors.

•	Downlights and specialty lighting provided in the Landlord installed restrooms and stairs.

•	Each building is to be separately metered. Landlord will coordinate with the utility companies to have meter installed at Landlord’s cost.

•	Landlord to upsize the 1,250KW code required emergency generator for Buildings E and F to 1,500KW for Tenant’s use.

•	No Backup Power Supply supplied by Landlord.

•	Emergency supply and exhaust fan service.

•	Emergency elevator service.

•	Emergency fire pump and tank per code.

•	Egress lighting to be fed by generator.

•	DAS system.

FIRE & LIFE SAFETY SYSTEMS

•
Major fire line throughout the building with sprinkler heads pointing up in unfinished interior space. Complete sprinkler assembly in Landlord installed restrooms and stairwells. Fire monitoring system for base building with core; adequately sized to allow tenant to expand as part of TIs.

•	Includes fire pump and water tanks, per code.

•	Monitoring provided for sprinklers, elevators and HVAC base building and core systems per code. Tenant to expand monitoring for TI.

•	Landlord to provide required Fire/Life Safety systems per code.

SECURITY ACCESS SYSTEMS

•	None provided. Supplied by Tenant in TI construction if desired by Tenant. Landlord to provide rough-in provisions at locations requested by Tenant.

TELECOMMUNICATION

•	Landlord will provide four 4” conduits into the ground floor MPOE room in each building from central underground telecom vaults on site which all service providers can access.

•	Tenant is responsible for distribution of its teledata/IT from the MPOE/IDF rooms to rest of the building.

•	Landlord will provide roof top space and conduit from the IDF room for Tenant's satellite dish. Tenant is responsible for installing its satellite dish.

PARKING

•	Landlord is to install all surface parking and Parking Structure-P1 as shown on the Approved Plans, excluding Parking Structure-P2 and surface parking surrounding Parking Structure-P2 and Building G.

LANDSCAPE

•
Landlord is to provide landscape and hardscape at all common areas as shown on the Approved Plans, including added electrical and AV mutually agreed upon by Landlord and Tenant, but expressly excluding landscaping and hardscaping surrounding Building G and Parking Structure-P2.

•	Bike storage areas will be provided in Parking Structure-P1.

•
The landscaped areas are to be planted such that areas containing flowers shall mature within one year of initial occupancy. Areas planted with shrubs and trees shall mature within two years of initial occupancy.

•	All landscaped path of pedestrian travel areas to be lighted and irrigated with electrically controlled automatic systems.

LOADING DOCK

•	No trash compactors.

ELECTRIC VEHICLE STATIONS

•	Conduit from Parking Structure-P1 electrical room to 187 dual EV stations (374 parking spaces) in P1 North and 100 dual EV stations (200 parking spaces) in P1 South.

•
Installation of 50 dual EV stations (supplied by Tenant) or 100 EV spaces in Parking Structure-P1 North (in each case half of which belong to and are allocated to Building E and half of which belong to and are allocated to Building F). Transformer and electrical panel breakers sized for 100 dual EV stations to allow for an additional 100 EV spaces to be installed by Tenant in the future (in each case half of which belong to and are allocated to Building E and half of which belong to and are allocated to Building F).

•	Installation of 100 dual EV stations (supplied by Landlord) or 200 EV spaces in Parking Structure-P1 South.